                                 Exhibit (m)(9)

 Shareholder Services Agreement (Cash Sweep) dated as of April 1, 2002 between
           One Group Dealer Services, Inc. and Bank One Corporation.

                         ONE GROUP DEALER SERVICES, INC.
                              1111 Polaris Parkway
                            Columbus, Ohio 43271-1235

                         SHAREHOLDER SERVICING AGREEMENT
                         -------------------------------

Ladies and Gentlemen:

One Group Dealer Services, Inc.(the "Distributor") serves as the distributor to One Group Mutual Funds (the "Company"), an open-end management investment company organized as a Massachusetts business trust and registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940 (the "1940 Act"). Pursuant to Rule 12b-1 under the 1940 Act ("Rule l2b-l"), but subject to the provisions of Section 4.1 hereof, the holders of the units of beneficial interest ("Shares") of the investment portfolios identified in Schedule A hereto (individually, a "Fund"; collectively, the "Funds") have adopted Distribution and Shareholder Servicing Plans (the "Plans") which, among other things, authorize the Distributor to enter into this Shareholder Servicing Agreement with Bane One Corporation (the "Participating Organization"), with its principal office located at 1 Bank One Plaza, Chicago, Illinois 60670, concerning the provision of support services to the Participating Organization's customers ("Customers") who may from time to time beneficially own Fund Shares. The terms and conditions of this Agreement are as follows:

1.       REFERENCE TO PROSPECTUS; DETERMINATION OF NET ASSET VALUE.

         1.1 Reference is made to the prospectuses of the Funds (individually, a "Prospectus"; collectively, the "Prospectuses") as from time to time are effective under the Securities Act of 1933 (the "1933 Act"). Terms defined therein and not otherwise defined herein are used herein with the meaning so defined.

2.       SERVICES AS PARTICIPATING ORGANIZATION.

         2.1 The Participating Organization shall provide any combination of the following support services, as agreed upon by the parties from time to time, to Customers who may from time to time beneficially own Shares of one or more of the Funds as part of the cash sweep program ("Cash Sweep Program") offered by the Participating Organization: (i) advising Customers where to obtain information regarding the Funds; (ii) providing publicly available yield and current net asset value data, furnished by the Distributor, to Customers who own shares of one or more of the Funds; (iii) providing certain recordkeeping services to Customers with respect to their investments in the Company, including purchases and redemptions and dividends earned; (iv) answering routine inquiries; and (v) such similar personal or account maintenance services, as agreed upon by the parties, to the extent the Participating Organization is permitted to do so under applicable statutes, rules or regulations.

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         2.2 The Participating Organization will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in the Participating Organization's business, or any personnel employed by the Participating Organization) as may be reasonably necessary or beneficial in order to provide such services to Customers.

         2.3 All orders for Fund Shares are subject to acceptance or rejection by the Company in its sole discretion, and the Company may, in its discretion and without notice, suspend or withdraw the sale of Fund Shares, including the sale of such Shares to the Participating Organization for the account of any Customer or Customers.

         2.4 In providing services hereunder, the Participating Organization shall act solely for its Customers. For all purposes of this Agreement, the Participating Organization will be deemed to be an independent contractor, and will have no authority to act as agent for the Distributor in any matter or in any respect. No person is authorized to make any representations concerning the Distributor, the Company, or any Fund's Shares except those representations contained in the Funds' then-current Prospectuses and the Company's Statement of Additional Information and in such printed information as the Distributor or the Company may subsequently prepare. The Participating Organization further agrees to deliver to Customers, upon the request of the Distributor, copies of any amended Prospectus and Statement of Additional Information.

         2.5 The Participating Organization and its employees will, upon request, be available during normal business hours to consult with the Distributor or its designees concerning the performance of the Participating Organization's responsibilities under this Agreement. In addition, the Participating Organization will furnish to the Distributor, the Company or their designees such information as the Distributor, the Company or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to Customers of the services described herein), and will otherwise cooperate with the Distributor, the Company and their designees (including, without limitation, any auditors designated by the Company), in the preparation of reports to the Company's Board of Trustees concerning this Agreement, as well as any other reports or filings that may be required by law.

3.       COMPENSATION.

         3.1 The Distributor shall pay the Participating Organization for the services to be provided by the Participating Organization under this Agreement in accordance with, and in the manner set forth in Schedule B hereto, as such Schedule may be amended from time to time.

4.       REPRESENTATIONS, WARRANTIES AND AGREEMENTS.

         4.1 By written acceptance of this Agreement, the Participating Organization further represents, warrants, and agrees that: (i) the Participating Organization believes that it possesses the legal authority to perform the services contemplated by this Agreement without violation of applicable Federal banking laws (including the Glass-Steagall Act) and regulations.

5.       EXCULPATION; INDEMNIFICATION.

         5.1 The Distributor shall not be liable to the Participating Organization and the Participating Organization shall not be liable to the Distributor except for acts or failures to act which constitute lack of good faith or gross negligence and for obligations expressly assumed by either party hereunder. Nothing contained in this Agreement is intended to operate as a waiver by the Distributor or by the Participating Organization of compliance with any applicable federal or state law, rule, or regulation and the rules and regulations promulgated by the National Association of Securities Dealers, Inc.

6.       EFFECTIVE DATE; TERMINATION.

         6.1 This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Distributor or its designee. Unless sooner terminated, this Agreement will continue until December 1, 2002, and thereafter will continue automatically for successive annual periods ending on December 1 of each year, provided such continuance is specifically approved at least annually by the vote of a majority of the members of the Board of Trustees of the Company who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plans or any agreement relating to such Plans, including this Agreement, cast in person at a meeting called for the purpose of voting on such approval.

         6.2 This Agreement will automatically terminate in the event of its assignment (as such term is defined in the 1940 Act). This Agreement may be terminated by the Distributor or by the Participating Organization, without penalty, upon ten days' prior written notice to the other party. This Agreement may also be terminated at any time without penalty by the vote of a majority of the members of the Board of Trustees of the Company who are not "interested persons" (as such term is defined in the 1940 Act) and who have no direct or indirect financial interest in the Plans or any agreement relating to such Plans, including this Agreement, or by a vote of a majority of the Shares of a Fund, with respect to such Fund, on ten days' written notice.

7.       GENERAL.

         7.1 All notices and other communications to either the Participating Organization or the Distributor will be duly given if mailed, telegraphed or telecopied to the appropriate address set forth on page 1 hereof, or at such other address as either party may provide in writing to the other party.

         7.2 The Distributor may enter into other similar agreements for the provision of Shareholder services with any other person or persons without the Participating Organization's consent.

         7.3 This Agreement supersedes any other agreement between the Distributor and the Participating Organization relating to the provision of support services to the Participating Organization's Cash Sweep Program Customers who beneficially own Fund Shares and relating

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to any other matters discussed herein. All covenants, agreements, representations, and warranties made herein shall be deemed to have been material and relied on by each party, notwithstanding any investigation made by either party or on behalf of either party, and shall survive the execution and delivery of this Agreement. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or provision hereof. The headings in this Agreement are for convenience of reference only and shall not alter or otherwise affect the meaning hereof. This Agreement may be executed in any number of counterparts which together shall constitute one instrument and shall be governed by and construed in accordance with the laws (other than the conflict of laws rules) of the State of Ohio and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated.

                        ONE GROUP DEALER SERVICES, INC.

                        By:        /s/ Mark A. Beeson
                            ----------------------------------------------------

                        Title:     President & CEO
                               -------------------------------------------------

                        Date:      4/1/2002
                              --------------------------------------------------



                        BANK ONE CORPORATION

                        By:        /s/ John Mark Cassil
                            ----------------------------------------------------

                        Title:     SVP
                               -------------------------------------------------

                        Date:      3/20/02
                               -------------------------------------------------

                                   Schedule A
                                     to the
                         Shareholder Servicing Agreement
                     Between One Group Dealer Services, Inc.
                            and Bank One Corporation

                                      FUNDS

One Group U.S. Treasury Securities Fund - Class A
One Group Prime Money Market Fund - Class A
One Group Municipal Money Market Fund - Class A



ONE GROUP
DEALER SERVICES, INC.                                    BANK ONE CORPORATION
By:  /s/ Robert L. Young                                 By:  /s/ John Mark Cassil
     ----------------------------------------------           -----------------------------------

Title:   Chief Operating Officer                         Title: SVP
      ---------------------------------------------            ----------------------------------

Date:  4/1/2002                                          Date: 3/20/02
      ---------------------------------------------            ----------------------------------

                                   Schedule B
                                     to the
                         Shareholder Servicing Agreement
                     Between One Group Dealer Services, Inc.
                            and Bank One Corporation

                                  COMPENSATION/1/

         The Participating Organization shall receive a fee calculated at an annual rate of up to twenty-five one-hundredths of one percent (.25%) of the Fund's average daily net assets attributable to Shares beneficially owned by the Participating Organization's Customers.

ONE GROUP
DEALER SERVICES, INC.                                                BANK ONE CORPORATION
By:  /s/ Mark A. Beeson                                              By:  /s/ John Mark Cassil
     ----------------------------------------------                     -------------------------------------------

Title:   President & CEO                                             Title: SVP
       --------------------------------------------                        ----------------------------------------

Date:  4/1/2002                                                      Date: 3/20/02
      ---------------------------------------------                       -----------------------------------------


-------------------------

/1/       All fees are computed daily and paid monthly.



                                       B-1